Exhibit 99.1

AMERISAFE Announces 2022 Third Quarter Results

Reports Net Combined Ratio of 85.4%

DERIDDER, La.--(BUSINESS WIRE)--October 26, 2022--AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the third quarter ended September 30, 2022.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$67,790	$67,626	0.2%	$205,625	$208,260	-1.3%
Net investment income	6,983	6,049	15.4%	19,581	19,362	1.1%
Net realized gains (losses) on investments (pre-tax)	585	(8)	NM	2,402	1,490	61.2%
Net unrealized gains (losses) on
equity securities (pre-tax)	(4,082)	(771)	NM	(12,984)	8,026	NM
Net income	11,361	19,136	-40.6%	34,824	62,215	-44.0%
Diluted earnings per share	$0.59	$0.99	-40.4%	$1.80	$3.21	-43.9%
Operating net income	14,124	19,751	-28.5%	43,184	54,697	-21.0%
Operating earnings per share	$0.73	$1.02	-28.4%	$2.23	$2.82	-20.9%
Book value per share	$19.47	$24.80	-21.5%	$19.47	$24.80	-21.5%
Net combined ratio	85.4%	71.5%		84.1%	76.9%
Return on average equity	12.0%	16.1%		12.0%	18.1%

G. Janelle Frost, President and Chief Executive Officer, noted, “Operating earnings for the quarter were strong, further enhanced by insureds’ payroll growth increasing premium and favorable loss development. In this highly competitive market, we are focused on the difference AMERISAFE makes for our agents, policyholders and injured workers.”

INSURANCE RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
	(in thousands)			(in thousands)

Gross premiums written	$68,212	$67,185	1.5%	$220,463	$222,423	-0.9%
Net premiums earned	67,790	67,626	0.2%	205,625	208,260	-1.3%
Loss and loss adjustment expenses incurred	37,725	29,661	27.2%	115,792	101,601	14.0%
Underwriting and certain other operating costs,
commissions, salaries and benefits	19,585	17,915	9.3%	54,611	55,337	-1.3%
Policyholder dividends	640	733	-12.7%	2,517	3,200	-21.3%
Underwriting profit (pre-tax)	$9,840	$19,317	-49.1%	$32,705	$48,122	-32.0%

Insurance Ratios:
Current accident year loss ratio	71.0%	72.0%		71.0%	72.0%
Prior accident year loss ratio	-15.4%	-28.1%		-14.7%	-23.2%
Net loss ratio	55.6%	43.9%		56.3%	48.8%
Net underwriting expense ratio	28.9%	26.5%		26.6%	26.6%
Net dividend ratio	0.9%	1.1%		1.2%	1.5%
Net combined ratio	85.4%	71.5%		84.1%	76.9%
  Gross written premiums in the quarter were higher by $1.0 million, or 1.5%, compared with the third quarter of 2021. Voluntary premiums were lower by 5.6% compared to the third quarter of 2021.
  Payroll audits and related premium adjustments were $5.5 million higher than the third quarter of 2021. Audits and other adjustments increased premiums written by $3.4 million in the third quarter of 2022, compared to a decrease in premiums written of $2.1 million in the third quarter of 2021. The increase was due to payroll audits occurring on policy years in which payrolls were less affected by the COVID-19 pandemic.
  The current accident year loss ratio for the third quarter was 71.0%, one point lower than the 72.0% ratio initially set for accident year 2021. During the quarter, the Company experienced favorable net loss development for prior accident years, which reduced loss and loss adjustment expenses by $10.4 million, primarily from accident years 2020 through 2017.
  For the quarter ended September 30, 2022, the underwriting expense ratio was 28.9% compared with 26.5% in the same quarter in 2021. The increase was primarily due to a contingent profit sharing commission benefit in last year’s third quarter.
  The effective tax rate for the quarter ended September 30, 2022 was 15.5%, lower than 22.6% in the third quarter of 2021 due to a higher proportion of income from tax-exempt investments.

INVESTMENT RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
	(in thousands)			(in thousands)
Net investment income	$6,983	$6,049	15.4%	$19,581	$19,362	1.1%
Net realized gains (losses) on
investments (pre-tax)	585	(8)	NM	2,402	1,490	61.2%
Net unrealized gains (losses) on
equity securities (pre-tax)	(4,082)	(771)	NM	(12,984)	8,026	NM
Pre-tax investment yield	2.7%	2.1%		2.5%	2.2%
Tax-equivalent yield (1)	3.2%	2.5%		3.2%	2.5%
(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.
  Net investment income for the quarter ended September 30, 2022, increased 15.4% to $7.0 million from $6.0 million in the third quarter of 2021, due to higher yields on fixed income securities.
  Due to increases in interest rates, the market value of our bond portfolio declined during the quarter.
  Due to declines in the equity markets, the market value of the equity securities in our investment portfolio decreased by $4.1 million during the quarter, compared to a decrease of $0.8 million in the third quarter of 2021. These changes in market value are reflected in net income.
  As of September 30, 2022, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.0 billion.

CAPITAL MANAGEMENT

In an accompanying news release, the Company announced a special cash dividend of $4.00 per share, payable on December 16, 2022, to shareholders of record as of December 2, 2022.

During the third quarter of 2022, the Company paid a regular quarterly cash dividend of $0.31 per share on September 23, 2022. On October 25, 2022 the Board of Directors also declared a quarterly cash dividend of $0.31 per share, payable December 16, 2022 to shareholders of record as of December 2, 2022.

During the third quarter of 2022, the Company repurchased 139,559 shares at an average cost (including commissions) of $46.83 per share for a total of $6.5 million. The remaining outstanding share repurchase authorization as of September 30, 2022 is $12.8 million.

Book value per share at September 30, 2022 was $19.47, a decrease of 5.6% from $20.62 at December 31, 2021.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)

Net income	$11,361	$19,136	$34,824	$62,215
Less:
Net realized gains (losses) on investments	585	(8)	2,402	1,490
Net unrealized gains (losses) on equity securities	(4,082)	(771)	(12,984)	8,026
Tax effect (1)	734	164	2,222	(1,998)
Operating net income (2)	$14,124	$19,751	$43,184	$54,697

Average shareholders’ equity (3)	$379,004	$474,261	$386,171	$459,486
Less:
Average accumulated other comprehensive income (loss)	(14,419)	15,924	(3,214)	18,003
Average adjusted shareholders’ equity (2)	$393,423	$458,337	$389,385	$441,483

Diluted weighted average common shares	19,269,346	19,407,918	19,340,898	19,392,939

Return on average equity (4)	12.0%	16.1%	12.0%	18.1%
Operating return on average adjusted equity (2)	14.4%	17.2%	14.8%	16.5%
Diluted earnings per share	$0.59	$0.99	$1.80	$3.21
Operating earnings per share (2)	$0.73	$1.02	$2.23	$2.82
_____________
(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for October 27, 2022, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-701-0225 (Conference Code 3095655) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors. Other factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2021. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

AMERISAFE, INC. AND SUBSIDIARIES Consolidated Statements of Income (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$68,212	$67,185	$220,463	$222,423
Ceded premiums written	(2,553)	(2,407)	(7,837)	(7,410)
Net premiums written	$65,659	$64,778	$212,626	$215,013

Net premiums earned	$67,790	$67,626	$205,625	$208,260
Net investment income	6,983	6,049	19,581	19,362
Net realized gains (losses) on investments	585	(8)	2,402	1,490
Net unrealized gains (losses) on equity securities	(4,082)	(771)	(12,984)	8,026
Fee and other income	104	149	352	415
Total revenues	71,380	73,045	214,976	237,553

Expenses:
Loss and loss adjustment expenses incurred	37,725	29,661	115,792	101,601
Underwriting and other operating costs	19,585	17,915	54,611	55,337
Policyholder dividends	640	733	2,517	3,200
Provision for investment related credit loss
expense (benefit)	(21)	15	60	(102)
Total expenses	57,929	48,324	172,980	160,036

Income before taxes	13,451	24,721	41,996	77,517
Income tax expense	2,090	5,585	7,172	15,302
Net income	$11,361	$19,136	$34,824	$62,215

AMERISAFE, INC. AND SUBSIDIARIES Consolidated Statements of Income (cont.) (in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Basic EPS:
Net income	$11,361	$19,136	$34,824	$62,215

Basic weighted average common shares	19,198,320	19,344,636	19,267,602	19,328,041
Basic earnings per share	$0.59	$0.99	$1.81	$3.22

Diluted EPS:
Net income	$11,361	$19,136	$34,824	$62,215

Diluted weighted average common shares:
Weighted average common shares	19,198,320	19,344,636	19,267,602	19,328,041
Restricted stock and restricted stock units	71,026	63,282	73,296	64,898
Diluted weighted average common shares	19,269,346	19,407,918	19,340,898	19,392,939

Diluted earnings per share	$0.59	$0.99	$1.80	$3.21

AMERISAFE, INC. AND SUBSIDIARIES Consolidated Balance Sheets (in thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Investments	$934,803	$1,012,571
Cash and cash equivalents	90,952	70,722
Amounts recoverable from reinsurers	117,968	120,561
Premiums receivable, net	137,012	135,100
Deferred income taxes	26,227	14,384
Deferred policy acquisition costs	18,275	17,059
Other assets	34,259	32,327
	$1,359,496	$1,402,724

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$716,196	$745,278
Unearned premiums	128,093	121,092
Insurance-related assessments	18,751	16,850
Other liabilities	123,437	120,181

Shareholders’ equity	373,019	399,323
Total liabilities and shareholders’ equity	$1,359,496	$1,402,724

Contacts

Andy Omiridis, EVP & CFO
AMERISAFE
337.463.9052